EXHIBIT 24.1


                               POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Eric Schroeder and Robert J. Mylod, Jr. and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-1 of Goss Graphic Systems, Inc. relating to the registration of its Senior Subordinated Notes due 2006, and any or all amendments thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.


    This power of attorney has been signed as of the 19th day of July, 1996, by the following persons:


             /s/ ROBERT M. KUHN
 .............................................
               Robert M. Kuhn
        Chairman and Chief Executive
                   Officer

           /s/ GERALD S. ARMSTRONG
 .............................................
             Gerald S. Armstrong
                  Director

            /s/ ALEXIS P. MICHAS
 .............................................
              Alexis P. Michas
                  Director